EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 5, 2009, relating to the financial statements for the period ended June 30, 2009 of Momentum Healthcare Services, Inc. We also hereby consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.





/s/ EFP ROTENBERG, LLP
______________________
    EFP Rotenberg, LLP

Rochester, New York
October 5, 2009